UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2013

MOD-PAC Corp.
(Exact name of registrant as specified in its charter)

New York	000-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York	14207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Merger Agreement

On September 3, 2013, Mod-Pac Corp., a New York corporation (the “Company”), entered into an amendment (“First Amendment”) to the Agreement and Plan of Merger (the “Original Merger Agreement”) dated as of April 11, 2013 by and among the Company, Rosalia Capital LLC, a Delaware limited liability company (“Parent”) and Mandan Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent (“Merger Sub”) (the Original Merger Agreement, together with the First Amendment, the “Merger Agreement”).

The First Amendment amends the Original Merger Agreement to increase the per share merger consideration to be received by the unaffiliated holders of our Common Stock, par value $0.01 per share (“Common Stock”) and our Company Class B Stock, par value $0.01 per share (“Class B Stock” and, together with the Common Stock, “Company Stock”) from $8.40 to $9.25 per share of Company Stock, in each case without interest and less any required withholding taxes, and amends the Original Merger Agreement so that (i) the Company's representations and warranties as to all of the Company shareholder approvals required to satisfy the shareholder approval requirements of the New York Business Corporation Law (“NYBCL”) as to the Company’s approval of the merger contemplated by the Merger Agreement (the “Merger”) and adoption of the Merger Agreement and the performance of the Company’s obligations thereunder, were revised and (ii) the non-waiveable conditions to the consummation of the Merger would include such required shareholder approvals.

The foregoing description of the First Amendment and the matters contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, attached to this Current Report on 8-K as Exhibit 2.1, which is incorporated into this Item 1.01 by this reference.

Debt Commitment Letter Extension

In connection with the Merger Agreement, Merger Sub received a Debt Commitment Letter, dated April 8, 2013, from M&T Bank. A portion of the proceeds of the credit facilities to be issued thereunder (the “Credit Facilities”) is expected to be used to finance the Merger. The borrower under the Credit Facilities will be Merger Sub, and upon consummation of the Merger, the rights and obligations of Merger Sub under the Credit Facilities will be assumed by the Company, as the surviving corporation in the Merger.

On September 3, 2013, the Debt Commitment Letter was amended so that the Debt Commitment Letter shall automatically expire if the Credit Facilities have not closed on or before November 15, 2013, instead of on or before September 30, 2013.

The foregoing description of the amendment to the Debt Commitment Letter and the matters contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such amendment, attached to this Current Report on 8-K as Exhibit 10.1, which is incorporated into this Item 1.01 by this reference.

Memorandum of Understanding

As previously disclosed in the proxy statement filed by the Company with the Securities and Exchange Commission, on August 22, 2013 (the “Proxy Statement”), four putative class action complaints relating to the Merger have been filed in Supreme Court, Erie County, New York: Guziec v. Gisel (Index No. 001215), Levin v. Keane (Index No. 602431), IBEW Local Union 98 Pension Fund v. ModPac Corp. (Index No. 001526), and Minerva Group LP v. Keane (Index No. 800621) ( the “Litigation”).

On September 3, 2013, the parties to the Litigation entered into a Memorandum of Understanding (“MOU”), providing for the settlement in principle of the claims brought by the plaintiffs in the Litigation. While the defendants in the Litigation deny all allegations of wrongdoing, fault, liability or damage to plaintiffs and the putative class, deny that they have or are engaged in any wrongdoing or violation of law or breach of duty, deny that the price per share of $8.40 in the Original Merger Agreement was unfair in any respect, deny that the Proxy Statement failed to disclose any material information, and believe that they acted properly at all times, they wished to settle the Litigation on the terms and conditions stated in the MOU in order to eliminate the burden and expense of further litigation and to put the claims of the plaintiffs in the Litigation to rest finally and forever, and to avoid any possible delay in the shareholder vote on the Merger.

Under the terms of the MOU, it was agreed that the Original Merger Agreement would be amended to increase the per share merger consideration to be received by the unaffiliated holders of our Company Stock from $8.40 per share of Company Stock to $9.25 per share of Company Stock, in each case without interest and less any required withholding taxes, and to amend the Original Merger Agreement so that (i) the Company's representations and warranties as to all of the Company shareholder approvals required to satisfy the shareholder approval requirements of the NYBCL as to the Company’s approval of the Merger and adoption of the Merger Agreement and the performance of the Company’s obligations thereunder, were revised and (ii) the non-waiveable conditions to the consummation of the Merger would include such required shareholder approvals. It was also agreed in the MOU that additional disclosures would be made to supplement the Proxy Statement.

The MOU further provides that the plaintiffs in the Litigation, on an individual basis, will, until the termination of the Merger Agreement, at the special meeting of the shareholders of the Company called for the purpose of voting on the adoption of the Merger Agreement and approval of the Merger (or any adjournment or postponement thereof) (the “Special Meeting”), vote (or cause to be voted) all of their respective shares of Company Stock owned by them at the time thereof (i) in favor of the adoption of the Merger Agreement (as amended by the First Amendment) and the approval of the Merger, (ii) in favor of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger and adopt the Merger Agreement and (iii) against any actions, proposals, transactions or agreements that would be reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the Merger Agreement (as amended by the First Amendment), including the Merger. The MOU also provides that, until the termination of the Merger Agreement, each plaintiff in the Litigation, on an individual basis, agrees that neither it nor its affiliates will take any actions with the purpose or effect of avoiding or circumventing the foregoing obligations or which would reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the Merger Agreement (as amended by the First Amendment), including the Merger, or the foregoing obligations.

Item 8.01 Other Events

In connection with the Company’s entry into the First Amendment and in accordance with certain provisions of the MOU, the Company is providing to its shareholders a supplement to the Proxy Statement, a copy of which is attached to this Current Report on 8-K as Exhibit 99.1, which is incorporated into this Item 8.01 by this reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger by and among the Company, Rosalia Capital LLC and Mandan Acquisition Corp. dated as of September 3, 2013

10.1	Debt Commitment Amendment Letter between M&T Bank and Mandan Acquisition Company dated September 3, 2013

99.1	Proxy Statement Supplement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2013

MOD-PAC Corporation

By:     /s/David B. Lupp

Name: David B. Lupp

Title: Chief Operating Officer and

Chief Financial Officer